PLACEMENT AGENT AGREEMENT

July ___, 2008

Mr James Jannello
Chief Executive Officer
Janel World Trade Ltd.
150-14 132nd Avenue
Jamaica, NY 11434

Dear Mr. Jannello:

We are pleased to confirm our agreement pursuant to this letter of engagement (the “Agreement”) under which ________________ (“Placement Agent”), a Member NASD/FINRA, is engaged by Janel World Trade Ltd., a Nevada corporation (the “Company”).

1.             Engagement. Placement Agent is hereby engaged as the Company’s placement agent for the purpose of finding “Investors” for the Janel Fixed Rate Convertible Promissory Note (the "Note") debt financing of up to Three Million Dollars ($3,000,000) (the "Transaction").  The Company acknowledges that there is no guaranty or assurance that the Transaction will take place, and that Placement Agent makes no representation or warranties regarding the same.  It is agreed and understood that at all times, the Company shall have the right to approve or disapprove the terms and conditions of any Transaction and the Company shall be solely responsible for ensuring that the terms and conditions of the transaction are suitable and appropriate for the Company. The term “Investor,” or “Investors,” shall mean any individual, corporation, institution, group, organization or other entity identified by Placement Agent, which has not been previously introduced or known to the Company, that participates in the Transaction during the term of this Agreement (or thereafter as set forth herein) by contributing value to the Company.

To the extent possible, the Company will furnish Placement Agent with all financial and other information and data, as Placement Agent believes appropriate in connection with its activities on the Company’s behalf, and shall provide Placement Agent access to its officers, directors, employees and professional advisors. the Company will be solely responsible for preparing or approving any and all term sheets and documentation materials for the Transaction, including the materials describing the Company, its operations, historical performance and future prospects which we understand have been publicly filed with the Securities and Exchange Commission (the "SEC") (the “Offering Materials”).

The Company, to the extent possible, authorizes Placement Agent to transmit the Offering Materials to prospective Investors of the proposed Transaction.  The Company will also cause to be furnished to Placement Agent and addressed to it at the closing, copies of such agreements, opinions, certificates and other documents delivered at the closing as Placement Agent may reasonably request. The Company will promptly notify Placement Agent if it learns of any material inaccuracy or misstatement in, or material omission from, any information theretofore delivered to Placement Agent.

2.             Agency.  On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, Placement Agent has agreed to act as a non-exclusive agent of the Company in providing accredited investors [as that term is defined in the Rules and Regulations under the Securities Act of 1933 (the " '33 Act")] only on a "best efforts" basis.

3.            Term of Engagement. This Agreement shall expire ___ months from the date of execution of this Agreement by the Company (unless extended by mutual agreement).  Upon any termination of expiration of this agreement, Placement Agent will be entitled to payment of all fees due pursuant to the terms and provisions of this Agreement.

4.             Payment of Commissions and Expenses.

(a)           The Company hereby agrees to pay to the Placement Agent a commission for the referral of Investors equal to ten percent (10%) of the total investment received by the Company from the Investors referred to the Company by the Placement Agent, together with five year warrants to purchase the number of shares of the Company's $.001 par value common stock equal to 10% of the number of dollars received from the Investors referred to the Company by the Placement Agent at a purchase price of One Dollar Twenty-Five Cents ($1.25) per share.

(b)           The Placement Agent shall not be responsible for any expense of the Company, and the Company will not be responsible for any expense of the Placement Agent, unless there is a written agreement for reimbursement of any expenses.

5.             Confidentiality. The Company agrees that any written communication provided by Placement Agent pursuant to this Agreement will be treated by the Company as confidential, will be used solely for the information of the Company in connection with its consideration of the Transaction, and will not be used, circulated, quoted or otherwise referred to for any other purpose, nor will it be filed with, included in or referred to, in whole or in part, in any SEC filing (unless such filing is required by the rules or regulations of the SEC, or any other governmental or SRO agency), or any other communication, whether written (including, without limitation, the Offering Materials) or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, Placement Agent’s prior written consent.

6.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless each of the Placement Agent (for purposes of this Section 6, "Placement Agent" shall include the officers, directors, partners, employees, agents and counsel of the Placement Agent, and each person, if any, who controls the Placement Agent ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Placement Agent or such controlling person may become subject under the Act, the Exchange Act, or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

(b)           The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each other person, if any, who controls the Company  within the meaning of the Act, to the same extent as the foregoing  indemnity from the Company to the Placement Agent, but only with respect to statements or omissions, if any, made in the Offering Materials made in reliance upon written information furnished to the Company with respect to the Placement Agent.

(c)           Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 6, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 6 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)           In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Transaction or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  In any case where the Company is a contributing party and the Placement Agent are the indemnified party, the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Transaction (before deducting expenses) bear to the total compensation received by the Placement Agent hereunder, in each case as set forth in the table in the cover page of the Memorandum.  Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subdivision (d) the Placement Agent shall not be required to contribute any amount in excess of the compensation received by the Placement Agent hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d), Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

7.            Relationship Created. Placement Agent is an independent contractor and shall have control over the manner and means of performing the services under this Agreement.  During the term of the Agreement, the Company agrees that Placement Agent may appoint in its sole discretion or otherwise designate suitable employees, agents, or representatives to assist Placement Agent with performing services hereunder.

8.            Public Announcements. Neither Placement Agent nor the Company shall have the right to place announcements and advertisements in financial and other newspapers and journals, describing the services of Placement Agent in the Transaction, unless the party has first obtained the consent of the other, which consent shall not be unreasonably withheld.

9.            Complete Agreement; Severability; Amendments; Assignment; Captions; Counterparts. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. This Agreement may not be assigned by either party without the prior written consent of the other party. The captions in this Agreement are used for convenience only and shall not be considered in interpreting this Agreement.

This Agreement may be executed in counterparts and by facsimile transmission, all of which together should constitute a binding agreement between Placement Agent and the Company.

This Agreement shall be binding upon and inure to the benefit of the Company, Placement Agent, each Indemnified Person (as defined in Schedule I hereto) and their respective successors and assigns.

10.          Scope of Responsibility. Neither Placement Agent nor any Indemnified Person shall be liable to the Company, or to any other person claiming through the Company, for any claim, loss, damage, liability, cost or expense suffered by the Company, or any such other person, arising out of or relating to this engagement, except for a claim that arises primarily out of, or is based primarily upon, any action or failure to act by Placement Agent that constitutes willful misconduct on the part of Placement Agent, but not an action or failure to act undertaken at the request or with the consent of the Company.  Notwithstanding anything to the contrary contained in this Agreement, the Company agrees that (a) neither Placement Agent nor any Indemnified Person shall, regardless of the legal theory advanced, be liable for any consequential, indirect, incidental or special damages of any nature, and (b) in no event shall Placement Agent and/or any Indemnified Person be liable in the aggregate to the Company, or any person claiming through the Company, for any amount which exceeds the cash fees actually received by Placement Agent pursuant to this Agreement.

11.           Governing Law; Forum. Placement Agent and the Company agree that the obligations of each of the parties are solely corporate obligations, and that no officer, director, employee, agent, or shareholder of either party shall be subjected to any personal liability whatsoever to any person; nor will any claim for liability or suit be asserted by, or on behalf of, either Placement Agent or the Company. The Agreement shall be governed by the laws of the State of New York without regard to conflict of laws principles that might require the application of the laws of another jurisdiction, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns; provided that neither Buyer nor Seller may assign all or any part of this Agreement without the prior written consent of the other.  Any dispute, action, suit, or proceeding arising out of, based on, or in connection with this Agreement, may be brought only in the federal and state courts of the State and County of New York, and each party covenants, waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such dispute, action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such courts if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the dispute, action, suit, or proceeding is brought in an inconvenient forum, that the venue of the dispute, action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any such courts.  Each party hereto consents to the personal jurisdiction of each such court and to the service of process by mail at its address to which notices are to be sent under Section 12 in connection with any such dispute, action, suit or proceeding.

12.           Notices. All notices or communications hereunder will be in writing and mailed or delivered as follows:

If to Placement Agent:

If to the Company:	James N. Jannello, CEO
Janel World Trade, Ltd.
150-14 132nd Avenue
Jamaica, New York 11434
Phone: (718) 527-3800 ext.1307
Fax: (718) 527-1689

with a copy to:	William J. Davis, Esq.
Scheichet & Davis, P.C.
767 Third Avenue – 24th Floor
New York, New York 10017
Phone: (212) 688-3200 ext. 414
Fax: (212) 371-7634

(Signature Page Follows)

Please confirm that the foregoing correctly sets forth our agreement by signing, dating, and returning to Placement Agent the enclosed copy of this Agreement by mail, email or fax to _________________.

Very Truly Yours,

Placement Agent

By:
Date:	CEO

AGREED AND ACCEPTED:

JANEL WORD TRADE, LTD.

By:
James N. Jannello, Chief Executive Officer